UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 14, 2025 (February 14, 2025)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On February 14, 2025, Cumberland Pharmaceuticals, Inc. (the “Company”) increased the maximum aggregate offering price of the shares of the Company’s common stock, no par value per share (the “Common Stock”) issuable under the Sales Agreement, dated March 20, 2024 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC to up to $10,000,000 and filed a prospectus supplement (the “Current Prospectus Supplement”) under the Sales Agreement for an aggregate offering amount of up to $10,000,000. The Current Prospectus Supplement amends and supplements the information in the prospectus supplement, dated March 20, 2024 (the "Prior Prospectus Supplement"), filed as part of the Company's registration statement on Form S-3 (File No. 333-276052). The Current Prospectus Supplement should be read in conjunction with the Prior Prospectus Supplement, except to the extent that the information therein amends or supersedes the information contained in the Prior Prospectus Supplement. The Current Prospectus Supplement is not complete without, and may only be delivered or utilized in connection with, the Prior Prospectus Supplement and any further amendments or supplements thereto. A copy of the legal opinion as to the legality of the $10,000,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1 above).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: February 14, 2025	By:	/s/ A.J. Kazimi
A.J. Kazimi
Chief Executive Officer